UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): May 2, 2016

 Commission File Number 0-17071

FIRST MERCHANTS CORPORATION
(Exact name of registrant as specified in its charter)

INDIANA	35-1544218
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

200 East Jackson Street
P.O. Box 792
Muncie, IN 47305-2814
(Address of principal executive offices, including zip code)

(765) 747-1500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders. On May 2, 2016, the Company held its annual meeting of shareholders in the Community Room at First Merchants Corporation's Main office, 200 East Jackson Street, Muncie, Indiana.

F. Howard Halderman, Michael C. Rechin, Charles E. Schalliol and Terry L. Walker were elected to the Board of Directors for three-year terms expiring at the 2019 annual meeting of shareholders. The shareholders also adopted a non-binding resolution approving the compensation of the Company’s executive officers and ratified the Board of Directors’ appointment of BKD, LLP as the Company’s independent registered public accounting firm for 2016. The votes on these matters were as follows:

1. Election of Directors:

	FOR	WITHHELD	BROKER NON-VOTES
F. Howard Halderman	29,392,136	146,764	6,134,650
Michael C. Rechin	29,400,744	138,156	6,134,650
Charles E. Schalliol	29,396,580	142,320	6,134,650
Terry L. Walker	29,368,531	170,369	6,134,650

2. Approval, on an advisory basis, of executive compensation:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
28,851,521	598,284	89,095	6,134,650

3. Proposal to ratify BKD, LLP as independent auditor:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
35,303,649	316,716	53,185	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: May 6, 2016

FIRST MERCHANTS CORPORATION

By: /s/ Mark K. Hardwick
Mark K. Hardwick
Executive Vice President,
Chief Financial Officer and Chief Operating Officer
(Principal Financial and Accounting Officer)